EXHIBIT 10.1

EXCHANGE AGREEMENT
WAFERGEN BIO-SYSTEMS, INC.

THIS EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of August 27, 2013 by and among WaferGen Bio-systems, Inc., a Nevada corporation (the “Company”), and the investors listed on the signature pages hereto (collectively, the “Investors” and each, an “Investor”).

STATEMENT OF PURPOSE

The Company issued (i) certain shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series A-1 Preferred Shares”), (ii) certain Convertible Promissory Notes convertible into shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Convertible Notes”) and (iii) certain Warrants to purchase shares of Common Stock, par value $0.001 per share, of the Company (the “2011 Warrants”, and together with the Series A-1 Preferred and the Convertible Notes, the “2011 Securities”) to the Investors pursuant to a Purchase Agreement dated as of May 25, 2011 (as amended, restated, supplemented or modified from time to time, the “Purchase Agreement”).  In order to facilitate future investments by outside investors, the Company and the Investors desire that the Investors exchange all of their outstanding 2011 Securities for shares of Common Stock, par value $0.001 (the “Common Stock”), shares of Series 1 Preferred Stock, par value $0.001 per share, having the rights, preferences and privileges set forth in the Certificate of Designation in substantially the form set forth on Exhibit A hereto (the “Series 1 Preferred Shares”) and warrants to purchase shares of Common Stock in substantially the form set forth on Exhibit B hereto (the “2013 Warrants”), as set forth on Schedule 1 hereto (collectively, the “Exchange Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Exchange of 2011 Securities.

(a)           Subject to the terms and conditions set forth in this Agreement, each Investor agrees to deliver to the Company such Investor’s original Series A-1 Preferred Share certificate(s), Convertible Note(s) and 2011 Warrants in exchange for the issuance by the Company of the Exchange Securities set forth on Schedule 1 hereto (the “Exchange” and the date of the Exchange the “Effective Date”).

(b)           From and after the effective time of the Exchange (the “Effective Time”), all 2011 Securities shall be deemed cancelled and exchanged for, and shall thereafter only represent, the right to receive the Exchange Securities set forth on Schedule 1 hereto.

(c)           On the Exchange Date, (i) each Investor shall deliver its Series A-1 Preferred Share certificate(s), Convertible Note(s) and 2011 Warrants to the Company and (ii) the Company shall deliver to such Investor certificates representing the shares of Common Stock and Series 1 Preferred Shares 2013 Warrants due to such Investor hereunder.

2.           Representations and Warranties of Investors.  Each Investor, on a several and not joint basis and solely with respect to itself, hereby represents and warrants to the Company and each other Investor as of the date of this Agreement and immediately prior to the Effective time as follows:

(a)           Such Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by such Investor and is valid, binding and enforceable against such Investor in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws relating to or affecting creditors’ rights generally or by general principles of equity.

(b)           Such Investor’s execution and delivery of this Agreement and the performance of such Investor’s obligations hereunder do not and will not (i) conflict with, violate or result in any default under any mortgage, indenture, agreement, instrument or other contract to which such Investor is a party or by which Investor or its property is bound, (ii) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which such Investor is subject, (iii) result in the imposition of any lien or encumbrance on any of such Investor’s 2011 Securities (other than as provided hereunder) or (iv) require the prior consent of, or any prior filing with or notice to, any governmental authority or third party.

(c)           Such Investor is the sole owner of the 2011 Securities tendered for exchange under this Agreement, as reflected on Schedule 1 hereto, free and clear of any pledges, liens, security interests, claims or other encumbrances of any kind (other than those arising under the Purchase Agreement or applicable securities laws).

(d)           Such Investor is an “accredited investor” for purposes of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Exchange Securities issued to such Investor for its own account for investment and not for the benefit or account of any other person or entity and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Exchange Securities for any minimum or other specific term and reserves the right to dispose of the Exchange Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(e)           Such Investor, individually and/or together with its professional advisors, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby.  Such Investor acknowledges that the investment in the Exchange Securities involves a high degree of risk, and that such Investor has determined that it is suitable for it to participate in the transactions contemplated hereby.

(f)           Such Investor acknowledges that the Exchange Securities have not been registered under the Securities Act or any state or foreign securities laws and that the Exchange Securities may not be sold, transferred, offered for sale, pledged hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.  The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Exchange Securities, and on requirements related to the Company which are outside the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.           Representations and Warranties of the Company.  The Company has delivered to each Investor concurrently herewith a Disclosure Schedule (the “Disclosure Schedule”) that corresponds to the section numbers of the following representations and warranties. The Company hereby represents and warrants to each Investor as of the date of this Agreement and immediately prior to the Effective Time as follows:

(a)           The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Each of the Company and its Subsidiaries (as defined below) has all requisite power and authority to own and operate its properties and assets and to carry on its business as currently conducted and proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified to transact business in each jurisdiction in which the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its Subsidiaries in the aggregate (a “Material Adverse Effect”).  The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, of even date hereto, among the Company and the Investors (the “Registration Rights Agreement”), the 2013 Warrants and the Certificate of Designation of Preferences, Rights and Limitations of Series 1 Preferred Shares, substantially in the form of Exhibit A hereto  (the “Certificate of Designation”, and collectively with this Agreement, the 2013 Warrants and the Registration Rights Agreement, the “Transaction Documents”), and the other transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.  The Transaction Documents constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights, or the availability of equitable remedies.

(b)           The Company’s execution and delivery of this Agreement and the other Transaction Documents and the performance of the Company’s obligations hereunder or thereunder do not and will not (i) conflict with the Amended and Restated Articles of Incorporation or Bylaws of the Company, (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its properties or assets, (iii) require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to the Company, or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of, any obligation of the Company or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any lease, contract or other agreement to which the Company is a party, or any order, judgment or decree to which the Company is a party or by which the Company or any of its assets or properties is bound or encumbered (other than the filing with the Securities and Exchange Commission (the “Commission”) of one or more registrations statements in accordance with the requirements of the Registration Rights Agreement, the Certificate of Designation and a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, a Form D with the Commission and any other filings as may be required by the Financial Industry Regulatory Authority (“FINRA”)).

(c)           Exhibit C-1 sets forth, as of the time immediately prior to the Effective Time, (a) the authorized capital stock of the Company and (b) the number of issued and outstanding shares of each class of the authorized capital stock of the Company.  All such issued and outstanding stock of the Company has been duly authorized, is validly issued, fully paid, and non-assessable.  Exhibit C-2 sets forth, immediately following the Effective Time, (a) the authorized capital stock of the Company and (b) the number of issued and outstanding shares of each class of the authorized capital stock of the Company.  All such issued and outstanding stock of the Company has been duly authorized, is validly issued, fully paid, and non-assessable.

(d)           The Series 1 Preferred Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any lien, levy, charge, assessment, assignment, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (collectively, “Liens”) imposed by the Company.  The 2013 Warrants are duly authorized and shall be delivered to the Investors free and clear of any Liens.  The shares of Common Stock issuable upon (i) the conversion of the Series 1 Preferred Stock (the “Preferred Conversion Shares”) and (ii) the exercise of the 2013 Warrants (the “Warrant Shares” and, together with the Preferred Conversion Shares, the “Conversion Shares”), are duly authorized and, when issued in accordance with the terms of the Certificate of Designation or the Warrant, as applicable, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens.

(e)           The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except for the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, which was filed untimely September 12, 2011.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Except as disclosed in the SEC Reports, there are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company or its Subsidiaries (as defined below) which question the validity of the Transaction Agreements, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to have a Material Adverse Effect.  The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a Material Adverse Effect.

(g)           Neither the Company nor any of its Subsidiaries (as defined below) is in violation or default of any provision of its Articles of Incorporation, Bylaws or other organization documents, each as in effect immediately prior to the Effective Time.  Except as disclosed in the Company’s public filings with the Commission or Section 3(g) of the Disclosure Schedule, the Company is not in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to have a Material Adverse Effect. The Company is not in violation or default of any provision of any federal, state or local statute, rule or governmental regulation which would reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the other Transaction Agreements, the consummation of the Exchange and this issuance of the shares of Common Stock issuable upon conversion of the Series 1 Preferred or upon exercise of the 2013 Warrants will not result in any of the foregoing violations or defaults, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to any such provision.

(h)           Except as disclosed in the SEC Reports, the Company has no direct or indirect subsidiaries (“Subsidiaries”).  Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities and there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

(i)           Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.  The Material Contracts to which the Company or its Subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as applicable, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, as applicable, enforceable by and against the Company or its Subsidiaries, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

(j)           Except as specifically disclosed in Section 3(j) of the Disclosure Schedule or a subsequent SEC Document filed prior to the date hereof, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement).  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(k)           Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports, and (vi) there has been no material loss or damage (whether or not insured) to the physical property of the Company or its Subsidiaries.

(l)           Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice except for matters which would not, individually or in the aggregate, have a Material Adverse Effect.

There is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws.  None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good.  No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  To the Company’s knowledge, no executive officer, to the Company’s knowledge, is, or is now expected to be, in violation of any term of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m)           The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(n)           The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Material Permits.

(o)           The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. The Company and each of its Subsidiaries hold their leased properties under valid and binding leases. The Company and each of its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

(p)           To the Company’s knowledge, the Company owns, or has obtained valid and enforceable licenses for, or other legal rights to use, the inventions, patent applications, patents, utility models, industrial property, trademarks (both registered and unregistered), trade names, service marks (both registered and unregistered), service names, copyrights, trade secrets, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results, know-how or other proprietary rights and information (collectively, “Intellectual Property”) owned or licensed by the Company or its Subsidiaries, or used in the Company’s or its Subsidiaries businesses as presently conducted, except where the failure to own, license or otherwise enjoy such rights would not, individually or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, all of the patents, registered trademarks and registered copyrights owned or licensed by the Company or its Subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office (the “USPTO”), the United States Copyright Office or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such other jurisdictions, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect.  The Company and its Subsidiaries have taken all steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of or rights to all of their Intellectual Property.  Except as set forth in the SEC Reports, to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property of the Company or its Subsidiaries.  To the Company’s knowledge, there is no infringement by third parties of any of the Intellectual Property of the Company or its Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in the SEC Reports, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property of the Company or its Subsidiaries, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim.  Except as set forth in the SEC Reports, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property of the Company or its Subsidiaries, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries has, and presently is not, infringing or violating the Intellectual Property of any other person. Except as set forth in the SEC Reports, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by another that the Company or any of its Subsidiaries infringes or otherwise violates any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim.  To the Company’s knowledge, the manufacture, use, sale, offer for sale or import of any product by the Company or its Subsidiaries would not infringe any claim of any patent of another party, except that of a licensor who has granted the Company or its Subsidiaries a license under any such patent.  Except as set forth in the SEC Reports, no proceeding charging the Company or its Subsidiaries with infringement of any adversely held Intellectual Property has been filed.  The Company and its Subsidiaries, as applicable, are in compliance with the material terms of all agreements pursuant to which Intellectual Property has been licensed to the Company or its Subsidiaries.  All such agreements are in full force and effect and there is no default by the Company thereto, and to the Company’s knowledge, no notice of default thereunder has been threatened against the Company.  To the Company’s knowledge, sublicenses granted to others by the Company or its Subsidiaries are now in compliance with the terms of all agreements pursuant to which

Intellectual Property has been sublicensed by the Company or its Subsidiaries.  To the Company’s knowledge, all such agreements are in full force and effect and there is no default by any sublicensee thereto.  To the Company’s knowledge, there is no patent or patent application containing claims that interfere with the issued or pending claims of any patent owned by or licensed to the Company or its Subsidiaries.  The Company is not aware of any fact from which it could reasonably be inferred that an individual associated with the filing and prosecution of any patent owned by or licensed to the Company or its Subsidiaries failed to disclose to the USPTO all information known to that individual to be material to patentability.  The products manufactured and sold by the Company and its Subsidiaries fall within the scope of one or more claims of one or more patents owned by or licensed to the Company or its Subsidiaries.

(q)           The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)           Except as set forth in the SEC Reports and for the transactions contemplated hereby, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(s)           The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)           No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its affiliates to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”), with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Person for fees of a type contemplated in this Section 3(f) that may be due in connection with the transactions contemplated hereby.

(u)           Assuming the accuracy of the Investors’ representations and warranties set forth in Section 2 of this Agreement, no registration under the Securities Act is required for the offer and issuance of the Exchange Securities or the Conversion Shares by the Company to the Investors as contemplated hereby and by the other Transaction Documents.

(v)           Other than each of the Investors and for registration rights granted to investors in the Equity Financing, no person or entity has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(w)           Assuming the accuracy of the Investors’ representations and warranties set forth in Section 2 of this Agreement, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering and issuance of the Exchange Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(x)           Neither the Company nor any Person acting on behalf of the Company has offered or issued any of the Exchange Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act).

(y)           The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to result in a Material Adverse Effect.  There are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due by the Company or any of its Subsidiaries.

(z)           Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s knowledge, investigation threatened in writing that might lead to such a claim.  The Company and each of its Subsidiaries has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, where the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect

(aa)           Neither the Company nor its Subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(bb)           There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

(cc)           Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, affiliates or controlling persons has taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Exchange Securities.

(dd)           The Company is not, and immediately after consummation of the Exchange will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

(ee)           The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ff)           Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)           The Company understands and confirms that the Investors will rely on the foregoing representations and warranties in effecting transactions in the securities of the Company.  All disclosures provided to the Investors regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.           Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any party hereto, and the consummation of the transactions contemplated hereby.

5.           Waiver.  By executing this Agreement, the Investors expressly waive any and all anti-dilution rights, preemptive rights, rights to dividends (whether accrued or declared, but unpaid) and notice rights they may have or may have had in respect of the 2011 Securities under the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.

6.           Covenants.

(a)           The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale to the Investors of the Exchange Securities in a manner that would require the registration under the Securities Act of the issuance and sale of the Exchange Securities.

(b)           As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Conversion Shares pursuant to the terms of the Certificate of Designation and the 2013 Warrants.

(c)           The Company agrees to timely file a Form D with respect to the Exchange Securities as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon request of any Investor.  The Company shall take such action as is necessary in order to obtain an exemption for, or to qualify the Exchange Securities for, issuance and sale to the Investors at the Effective Time under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

(d)           The Company agrees to timely make any necessary filings with, or take any other actions as may be required by, FINRA in connection with the execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(e)

(i)           Each Investor understands that until such time as the Exchange Securities and the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Securities and the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

(ii)           The Exchange Securities and the certificates evidencing the Conversion Shares, as applicable, shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 6(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Exchange Security and/or Conversion Shares pursuant to Rule 144, or (C) if such Exchange Security and/or Conversion Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent (the “Transfer Agent”) promptly after the Registration Date (as defined below) if required by the Company’s transfer agent to effect the issuance of the Exchange Securities or the Conversion Shares, as applicable, without a restrictive legend or removal of the legend hereunder.  If the Unrestricted Conditions are met at the time of issuance of the Exchange Securities or the Conversion Shares, then such Exchange Securities or Conversion Shares, as applicable, shall be issued free of all legends.  The Company agrees that following the Registration Date, or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 6(e), it will, no later than three (3) Business Days following the delivery (the “Unlegended Shares Delivery Deadline”) by an Investor to the Company or the Transfer Agent of any certificate representing Exchange Securities and/or a certificate representing Conversion Shares, as applicable, issued with a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such Exchange Securities and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.  For purposes hereof, “Registration Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Commission and “Business Day” shall mean any day (other than Saturday or Sunday) on which banking institutions in the State of New York are not authorized or obligated by law to close.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that, provided the applicable Investor is not an “affiliate” (as such term is used in Rule 144 promulgated under the Securities Act), the Unrestricted Conditions have been met as of the date hereof with respect to the Exchange Securities and Conversion Shares (other than Warrant Shares issuable upon a cash exercise of the 2013 Warrants).

(iii)           Each Investor agrees that the removal of the restrictive legend from any certificate representing Exchange Securities and any certificates representing securities as set forth in Section 6(e) above is predicated upon the Company’s reliance that such Investor will sell such Exchange Securities and/or any Conversion Shares, as applicable, pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f)           The Company acknowledges and agrees that any Investor may from time to time pledge, and/or grant a security interest in, some or all of the Exchange Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Investor transferee of the pledge. No notice shall be required of such pledge, but any Investor’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Exchange Securities or for any agreement, understanding or arrangement between such Investor and its pledgee or secured party.  At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Exchange Securities may reasonably request in connection with a pledge or transfer of the Exchange Securities, including the preparation and filing of any required prospectus supplement to any registration statement filed pursuant to the Registration Rights Agreement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

7.           Closing Conditions.

(a)           Conditions to the Obligations of the Parties.  None of the parties hereto shall be obligated to consummate the transactions contemplated by this Agreement until the Company and all of the Investors have executed this Agreement.

(b)           Conditions to the Obligations of the Investors.  The obligation of the Investors to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions:

(i)           The Certificate of Designation, substantially in the form of Exhibit A hereto, shall have been filed with the Nevada Secretary of State.

(ii)           A Registration Rights Agreement, substantially in the form of Exhibit D hereto, shall have been executed by the Company delivered to each of the Investors.

(iii)           The Company shall have closed on an equity financing (the “Equity Financing”)  for at least $12.0 million of gross proceeds, on terms satisfactory to the Investors in their sole and absolute discretion; provided, this condition shall be deemed satisfied upon delivery and release of signature pages to this Agreement by Great Point Partners, LLC and the funds managed by Deerfield Management.

(iv)           The representations and warranties of the Company in Section 3 hereof shall be true and correct in all material respects when made and as of immediately prior to the Effective Time with the same effect as though made at and as of such date.

(v)           The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement on or prior to the Effective Time.

(vi)           The Company’s counsel shall have delivered to each Investor a legal opinion in a form reasonably satisfactory to the Investors; provided, this condition shall be deemed satisfied upon delivery and release of signature pages to this Agreement by Great Point Partners, LLC and the funds managed by Deerfield Management.

8.           Termination of Previous Agreements.   The parties hereto agree that, as of the Effective Time, the following agreements shall be terminated and of no further force and effect:

(a)           The Purchase Agreement;

(b)           The Registration Rights Agreement, dated May 27, 2011, between the Company and the Investors party thereto; and

(c)           The Letter Agreement, dated January 12, 2012, between the Company and the Investors party thereto.

9.           Designated Board Seats.  So long as Investors hold at least fifty percent (50%) of the Series 1 Preferred Shares issued under this Agreement and/or shares of Common Stock issued up conversion thereof, (i) the Company and (ii) each Investor who is a current member of the Company’s management or board of directors, shall use reasonable best effort to ensure that (including with respect to such Investors, by voting (or consenting with respect thereto) any shares of Common Stock owned by them accordingly) (x) two (2) individuals as may be designated by Great Point Partners, L.L.C. from time to time in a writing delivered to the Company are elected as members of the Board of Directors of the Company, (y) no such director designated and elected pursuant to clause (x) of this sentence be removed from office unless such removal is directed or approved in writing by Great Point Partners, L.L.C., and (z) any vacancy created by the resignation, removal or death of any such director designated and elected pursuant to clause (x) of this sentence be filled pursuant to clause (x) of this sentence; provided, however, that the foregoing shall not apply to Investors in their capacity as directors of the Company to the extent that, at any time hereafter, any such director determines in good faith, after consultation with outside counsel, that compliance with such obligation could reasonably be likely to constitute a failure of such director to comply with his fiduciary duties under Nevada law.

10.           Termination.  The parties hereto agree that this Agreement may be terminated by written notice given to the Investors or the Company, as applicable, and the Exchange may be abandoned, at any time prior to the Effective Time:

(a)           at the election of the Company or Investors entitled to receive of at least fifty percent (50%) of the Exchange Securities on or after September 30, 2013 (the “Outside Date”), if the Closing has not occurred by the close of business on the Outside Date; provided, that the right to terminate this Agreement pursuant to this clause (a) shall not available to any Party whose failure to comply with its obligations under this Agreement results in or causes the failure of the Exchange to be consummated by such time; or

(b)	by mutual written consent of the Company and Investors entitled to receive of at least fifty percent (50%) of the Exchange Securities..

11.           Survival and Indemnification.

(a)           Notwithstanding any examination made by or on behalf of any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion: (i) each representation and warranty contained in Sections 3(a) (Organization, Qualification and Authorization), 3.3(c) (Capitalization), 3(d) (Valid Issuance of Exchange Securities and Underlying Common Stock), and 3.3(t) (Certain Fees) (such representations and warranties collectively, the “Fundamental Representations”) shall survive the closing and (ii) each representation and warranty contained herein other than the Fundamental Representations shall survive the Effective Date for a period of two years; provided, however, that, any representation or warranty in respect of which indemnity may be sought under Section 11(b), and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 11(a), if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to the expiration of the applicable survival period, if any, specifying, to the extent possible, the factual basis of the inaccuracy or breach in reasonable detail, and in any such case such representation or warranty shall survive until any claim for indemnity related to such inaccuracy or breach is resolved.  Each covenant contained herein shall survive the Effective Date and shall be fully effective and enforceable.

(b)           The Company shall indemnify each Investor, its stockholders, partners, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation, warranty or covenant made by the Company in this Agreement.

(c)           Each Investor agrees to indemnify the Company and its stockholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation, warranty, or covenant made by such Investor in this Agreement.

(d)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 11, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the occurrence of the facts and circumstances giving rise to such claim.  The failure of any person to deliver the notice required by this Section 11(d) shall not in any way affect the indemnifying party’s indemnification obligations hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

12.           Miscellaneous.

(a)           At any time from time to time the parties shall, without further consideration, execute and deliver or cause to be executed and delivered to the other parties any additional instruments, and shall take such other action as the other parties may reasonably request to carry out, or evidence the consummation of, the transactions contemplated by this Agreement.

(b)           No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(c)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, heirs, estates, executors, administrators and personal representatives.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be transferable or assignable by any Investor (including pursuant to termination, liquidation, dissolution or death) without the prior written consent of the Company.  Any transfer or assignment made in violation of this Section 12(c) shall be entirely null and void.

(d)           All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, fax, electronic transmission, courier service or personal delivery:

(i)           If to the Company:

WaferGen Bio-systems, Inc.
7400 Paseo Padre Parkway
Fremont, CA 94555
Fax: (510) 651-4599
Attention: President and Chief Executive Officer
With a copy to (which shall not constitute notice hereunder):

K&L Gates LLP
Hearst Tower, 47th Floor
214 North Tryon Street
Charlotte, NC 28202
Attn: Mark Busch
Fax: (704) 353-3140

(ii)           If to any Investor, at the address set forth on the signature page hereto.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if faxed or electronically transmitted.  Any party may by notice given in accordance with this Section 12(d) designate another address or Person for receipt of notices hereunder.

(e)           This Agreement may be executed by the parties in multiple counterparts and shall be effective as of the date set forth above when each party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each party.  When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document.  Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.

(f)           This Agreement contains the entire agreement of the parties with respect to the matters covered hereby, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein or therein.   Notwithstanding the foregoing, nothing contained herein shall limit the obligations of the Company under the Expense Payment Letter Agreement, dated March 6, 2013, by and between the Company and Deerfield Management Company, which shall continue in full force and effect.

(g)           Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(h)           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(j)           The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan.  With respect to any such claims, controversies or disputes, each of the Parties hereby irrevocably:

(i)           submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii)           waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12(j), (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and

(iii)           WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(j).

Notwithstanding the foregoing in this Section 12(j), a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(k)           EACH PARTY, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BY CONTRACT, TORT OR OTHERWISE) BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)           The Company acknowledges that the obligations imposed on it in this Agreement are special, unique and of an extraordinary character, and irreparable damages, for which money damages, even if available, would be an inadequate remedy, would occur in the event that the Company does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breaches such provisions.  Therefore, the Company and the Investors shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity, including without limitation money damages.

(m)           Each Investor severally agrees with the Company that such Investor shall not, without the prior written consent of the Company, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Common Stock, options or warrants to acquire Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Investor (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the earlier of (1) September 17, 2013 and (2) completion of the final closing of the Equity Financing; provided,  that the foregoing restrictions shall not apply to an Investor's conversion or exercise of convertible securities and warrants issued by the Company (but shall apply in respect of shares of Common Stock acquired thereupon).

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Exchange Agreement as of the date first above written.

THE COMPANY: WaferGen Bio-systems, Inc.

By:
Name:
Title:

[Exchange Agreement]

INVESTORS: [_______________]

By:
Name:
Title:

[Exchange Agreement]